UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2009
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DIVERSIFIED RESTAURANT HOLDINGS, INC.
(Name of small business in its charter)

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Nevada	333-145316	20-5621294
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
21751 W. Eleven Mile Road Suite 208 Southfield, MI 48076
(Address of principal executive offices)

Registrant's telephone number:  (248) 223-9160

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Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 4.01  Changes In Registrant’s Certifying Accountant

The Audit Committee of the Board of Directors of Diversified Restaurant Holdings, Inc. ("DRH") annually considers and recommends to the Board the selection of independent public accountants. On April 21, 2009 after an evaluation process as recommended by DRH's Audit Committee, the Board of Directors appointed Maddox Ungar Silberstein, PLLC ("MUS") as DRH's independent auditors for the 2009 fiscal year, replacing Rehmann Robson, PC ("Rehmann"). MUS' address is 30600 Telegraph Road, Suite 2175, Bingham Farms, Michigan 48025-4586.

This action effectively dismisses Rehmann as the Company's independent auditor for the fiscal year that commenced on January 1, 2009.  The report of Rehmann on the Company's consolidated financial statements for the past two years did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

For the years ended December 31, 2007 and 2008 and through the date of this Form 8-K, there have been no disagreements with Rehmann on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to Rehmann's satisfaction would have caused them to make reference to the subject matter of the disagreement in connection with their reports.  For the years ended December 31, 2007 and 2008 and through the date of this Form 8-K, there were no "reportable events" as that term is described in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided Rehmann with a copy of this form 8-K and the Company has requested that Rehmann furnish a letter addressed to the Commission stating whether it agrees with the statements above.

For the years ended December 31, 2007 and 2008 and through the date of this form 8-K.  Neither the Company nor anyone on the Company's behalf consulted MUS with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's Consolidated Financial Statements, or any other matters or reportable events as defined in Item 304(a)(2)(i) and (ii) of Regulation S-K.  MUS has been asked to review this disclosure and MUS has been provided an opportunity to furnish a letter to the SEC containing any new information, clarification, or disagreement with the statements made herein.

SIGNATURES

In accordance with Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DIVERSIFIED RESTAURANT HOLDINGS, INC.
Dated: May 10, 2009	By:	/s/ T. Michael Ansley
	Name:	T. Michael Ansley
	Title:	President

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